CERTIFICATE OF MERGER

OF

BIOZONE ACQUISITIONS CO., INC.
(a Delaware corporation)

WITH AND INTO

COCRYSTAL DISCOVERY, INC.
(a Delaware corporation)
____________________________________

Pursuant to Section 251 of the General Corporation Law of
the State of Delaware
_____________________________________

Cocrystal Discovery, Inc., a Delaware corporation (the “Cocrystal”), DOES HEREBY CERTIFY AS FOLLOWS:

FIRST:  That the name and state of incorporation of each of the constituent corporations of the merger is as follows:

NAME	STATE OF INCORPORATION
Cocrystal Discovery, Inc.	Delaware
Biozone Acquisitions Co., Inc.	Delaware

SECOND:  That the Agreement and Plan of Merger and Reorganization (the “Merger Agreement”), by and among Biozone Pharmaceuticals, Inc., a Nevada corporation (“Biozone”), Biozone Acquisitions Co., Inc., a Delaware corporation and wholly-owned subsidiary of Biozone (the “Merger Sub”), and Cocrystal setting forth the terms and conditions of the merger of the Merger Sub with and into Cocrystal (the “Merger”) has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of Section 251 of the General Corporation Law of the State of Delaware.

THIRD:  The name of the Surviving Corporation in the Merger is Cocrystal Discovery, Inc., a Delaware corporation (the “Surviving Corporation”).

FOURTH:  That pursuant to the Merger Agreement, from and after the effective time of the Merger, the Certificate of Incorporation of Cocrystal shall be the Certificate of Incorporation of the Surviving Corporation.

FIFTH: The executed copy of the Merger Agreement is on file at the principal place of business of the Surviving Corporation at the following address: 19805 N. Creek Parkway, Bothell, WA 98011.

SIXTH:  That a copy of the Merger Agreement will be furnished by the Surviving Corporation, on request and without cost, to any stockholder of any constituent corporation.

IN WITNESS WHEREOF, the undersigned party, as the Surviving Corporation, has caused this Certificate of Merger to be executed in its respective corporate name as of the 2nd day of January 2014.

Cocrystal Discovery, Inc., a Delaware corporation

By:  /s/ Gary Wilcox
        Gary Wilcox, Chief Executive Officer